CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999, which appears on page F-1 of ELXSI Corporation's Annual Report on Form 10-K, for the year ended December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


Orlando, Florida
April 9, 1999

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